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                                                                   EXHIBIT 10.05

                       CONSOLIDATION CAPITAL CORPORATION

                     EXECUTIVE DEFERRED COMPENSATION PLAN
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     1. Purpose.  The purpose of this Executive Deferred Compensation Plan (the
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"Plan") of Consolidation Capital Corporation, a Delaware corporation (the
"Company"), is to benefit selected management or highly compensated employees of the Company and its subsidiaries by allowing such employees to defer receipt of compensation

     2. Definitions.  Unless a different meaning is plainly implied by the
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context, the following terms as used in the Plan shall have the following meanings:

     (a) "Beneficiary" shall mean such person or persons designated pursuant to Section 7(b) hereof to receive benefits after the death of the Participant.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     (c) "Compensation" shall mean the Participant's base salary and cash bonus payable in any calendar year, determined prior to giving effect to Compensation Deferrals hereunder and other salary reduction amounts which are not included in the Participant's gross income under Section 125, 401(k), 402(h) or 403(b) of the Code.

     (d) "Compensation Deferral" shall mean the amount or amounts of the Participant's Compensation deferred under the provisions of Section 5. Such term shall also include any additional amount that the Company determines to credit on behalf of the Participant.

     (e) "Deferral Account" shall mean the account maintained under the Trust Fund to reflect the Participant's Compensation Deferrals made pursuant to
Section 5 hereof and any other credits or debits thereto.

     (f) "Deferral Year" shall mean each calendar year or the period beginning on the effective date of the Election Form and ending on December 31 of the calendar year which contains the effective date during which the Participant makes, or is entitled to make, Compensation Deferrals under Section 4 hereof.

     (g) "Election Form" shall mean the form prescribed by the Company on which the Participant elects to participate in the Plan. Such form shall designate, as provided in the Plan, certain terms relating to the Participant's Compensation Deferrals.

     (h) "Trustee" shall mean the trustee under the Trust Agreement.

     (i) "Trust Agreement" shall mean the agreement entered into between the Company and the Trustee that establishes the Trust Fund.

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     (j) "Trust Fund" shall mean the corpus of the trust established pursuant to the Trust Agreement, which corpus includes amounts deposited by the Company representing Compensation Deferrals.

     (k) "Unforeseeable Emergency" shall mean a severe financial hardship to an Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (within the meaning of Section 152(a) of the Code), of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances, arising from events beyond the Participant's control. Whether circumstances constitute an Unforeseeable Emergency depends on the facts of each case, as determined by the Company, but in any case does not include a hardship that may be relieved:

          (i)   through reimbursement or compensation by insurance or otherwise;

          (ii) by liquidation of the Participant's assets to the extent that liquidation itself would not cause such a severe financial hardship; or

          (iii) by ceasing to defer receipt of any compensation not yet earned.

The need to send an Participant's child to college and the desire to purchase a home shall not constitute an Unforeseeable Emergency.

     3.  Participation.  Participation in the Plan shall be limited to a select
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group of management and highly compensated employees of the Company and its subsidiaries. From that group, the Company shall select, in its sole discretion, employees who may participate in the Plan. The Company may terminate the participation of any Participant at any time.

     4.  Period During Which Compensation Deferrals Are Permitted.
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     (a)   For any calendar year that the Participant has been designated by the
Company to participate under the Plan, the Participant may elect, on an Election Form, to commence Compensation Deferrals for the period beginning on the first day of such year and ending on the last day of such year.

     (b) The Participant shall not be eligible to make Compensation Deferrals for any calendar year for which the Participant is not designated by the Company as an eligible participant under the Plan. Designation to participate in any calendar year shall not confer upon the Participant any right to participate in any subsequent year. In addition, the Participant shall not be eligible to make Compensation Deferrals after the earlier of the following dates:

          (i)  His termination of employment for any reason; or

          (ii) The effective date of the termination of the Plan.

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     5.  Compensation Deferral Elections.
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     (a) For each Deferral Year,  the Participant may elect, on an Election
Form, to defer the receipt of all or a portion of his Compensation which he is entitled to receive from the Company during such Deferral Year. Such Election Form shall set forth the amount of such Compensation Deferral (in whole percentage amounts). Such Election Form shall be effective only for the Deferral Year for which it is applicable and shall not continue in effect for any subsequent Deferral Year.

     (b) Compensation Deferrals shall be withheld from each payment of Compensation by the Company to the Participant based upon the percentage amount elected by the Participant under Section 5(a) hereof.

     (c) The Company may, in its discretion, credit additional amounts on behalf of any Participant to be deferred in the manner set forth in an Election Form.


     6.  Investment of Deferrals; Trust Account.
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     (a)  As soon as practicable (but in any event within thirty days) after
Compensation Deferrals are withheld pursuant to Section 5(b), the Company shall deposit (along with similar amounts for other Participants) an equal amount into the Trust Fund, and such amounts shall be invested by the Trustee in accordance with the terms of the Trust Agreement, taking into account, to the extent the Trustee deems advisable, instructions received from the Participant. The Trustee shall separately account, through the establishment of one or more Deferral Accounts, for Compensation Deferrals for each Deferral Year, and the investment performance attributable thereto.

     (b) Deferral Accounts shall be reduced by any payments made to or on behalf of the Participant as provided in Section 7, as well as by commissions or other fees charged in connection with effecting securities transactions under the Deferral Account.

     (c) On any given date, the value of a Deferral Account shall be determined by the value (as determined by the Trustee) of the investments attributable thereto and held under the Trust Fund.

     7.  Payments.
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     (a)  Except as otherwise provided in this Section 7, the Company shall direct the Trustee to pay to the Participant an amount equal to the value of the Participant's Deferral Accounts at such times and in such manner as specified in the Election Form. The Company may, in its discretion, permit the Participant to file a new Election Form to extend the time at which payments are to commence or the period over which the payments are to be made, provided that such new Election Form is filed at such time in advance as Company's counsel determines is likely to avoid federal income taxation at a time prior to the time that payments are actually made.

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     (b) Upon the death of the Participant prior to the complete payment of amounts credited to his Deferral Accounts, the Company shall direct the Trustee to pay the balance of such Accounts in a lump sum as soon as practicable after the Participant's death. For the purposes of this Section 7(b), the Participant's Beneficiary shall be the person or persons so designated by the Participant in the Election Form. In the event the Participant fails to properly designate a Beneficiary, his Beneficiary shall be the person or persons in the first of the following classes of successive preference Beneficiaries surviving at the death of the Participant: the Participant's (1) surviving spouse or (2) estate.

     (c) The Participant may request at any time a withdrawal of part or all of the amount then credited to his Deferral Account on account of an Unforeseeable Emergency by submitting a written request to the Company accompanied by evidence that his financial condition constitutes an Unforeseeable Emergency. The Company shall review the Participant's request and determine the extent, if any, to which such request is justified. If determined by the Company to be justified in whole or in part, the Company shall direct the Trustee to pay to the Participant the appropriate amount. Any such withdrawal shall be limited to an amount reasonably necessary to meet the Unforeseeable Emergency.

     (d) The Participant may at any time request a withdrawal of all or any portion of the amount then credited to his Deferral Accounts. If so requested, the Company shall direct the Trustee to withdraw the requested amount from the Executive's Deferral Accounts, provided, however, that only 90% of the amount so withdrawn shall be paid to the Executive, and 10% of the amount so withdrawn shall be paid to the Company and forfeited by the Executive.

     (e) The Company or the Trustee shall have the right to deduct from the Deferral Accounts any taxes required to be withheld on behalf of the Participant by any federal, state or local taxing authority in respect of amounts deferred or paid hereunder.

     8.  Amendments; Termination.  The Company may amend, alter, suspend,
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discontinue, or terminate the Plan at any time; provided, however, that, without
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the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any amount then credited to his Deferral Account.

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9. Status of Company Obligation.
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     (a) The Company shall have no responsibility for the investment of assets credited to Deferral Accounts, or the consequences thereof. The Company's obligation hereunder shall be limited to payment of an amount equal to the value of the Participant's Deferral Account under the Trust Fund. To the extent the Trustee is precluded from making payments to the Participant by reason of the Company becoming "Insolvent" as defined in the Trust Agreement, the Company shall establish deferral accounts on its books equal to the value of the Participant's Deferral Accounts immediately prior to such insolvency to reflect the obligation of the Company to pay deferred amounts to the Participant.

     (b) Notwithstanding the establishment of the Trust Fund, it is the intention of the parties that the obligation of the Company to make payments hereunder be unfunded for purposes of federal income taxation and for purposes of Title I of the Employee Retirement Income Security Act of 1974. Accordingly, the assets of the Trust Fund shall at all times remain subject to the claims of the Company's general creditors and neither the Participant nor any other persons shall have any interest in any specific asset or assets of the Company or the Trust Fund by reason of any Deferral Account, nor any rights to receive distribution of his Deferral Account except and to the extent expressly provided hereunder.

     (c) The rights of the Participant and the Beneficiaries to the amounts held in the Deferral Accounts are unsecured and shall be subject to the creditors of the Company. With respect to the payment of amounts held under the Deferral Accounts, the Participant and his Beneficiaries have the status of unsecured creditors of the Company. Any obligation of the Company hereunder shall be an unsecured obligation of the Company and not of any other person.

     10. Arbitration. Any claim or controversy arising among or between any
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Participant and the Company pertaining to those matters contained herein shall be settled by arbitration under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "Association"). There shall be three arbitrators, one of whom shall be designated by each of the Company and the Participant, and the third arbitrator shall be selected by mutual agreement of the first two arbitrators from a list designated by the Association, and failing their ability to reach agreement, by the Association itself. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order reimbursement of costs, including those incurred to enforce the terms of the Plan, and interest thereon in the event the arbitrators determine that the Company has materially breached its obligations under the Plan. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. The arbitration proceeding shall be held in the city where the Company is located.

     11. Successor to the Company. The Company will require any successor or
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assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially

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all of the business and/or assets of the Company, by agreement in form and substance satisfactory to each Participant in his discretion, expressly, absolutely and unconditionally to assume and agree to perform the obligations under the Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession or assignment had taken place. In the event of any failure of the Company to obtain such agreement, then, prior to the effectiveness of any such succession or assignment, the Company shall direct the Trustee to pay to each Participant an amount equal to the value of the Participant's Deferral Accounts.

     12. Miscellaneous.
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     (a) The Participant represents and warrants on each date that an Election
Form is filed that he is able to bear the economic risk of deferring compensation pursuant to the Plan and can afford to sustain a total loss of such compensation and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed deferral. The Participant has received all information that he considers necessary or appropriate for deciding whether to defer compensation, including the Company's Prospectus dated November 25, 1997, and as may be supplemented thereafter. The Participant further represents that he has had an opportunity to ask questions and receive answers from the Company concerning any and all matters relating to, without limitation, the terms and conditions of the Plan and the business, operations and financial condition of the Company. The Participant has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

     (b) If the Company shall receive evidence satisfactory to it that the Participant or any Beneficiary entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Participant or Beneficiary and that no guardian, committee or other representative of the estate of the Participant or Beneficiary shall have been duly appointed, the Company may make payment of such benefit otherwise payable to the Participant or Beneficiary to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

     (c) The Plan shall in all respects be construed according to the laws of the State of Delaware.

     (d) Nothing contained in the Plan shall be construed as a contract or guarantee of the right of the Participant to be, or remain as, an employee of the Company or to receive any, or any particular rate of, Compensation.

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     (e) Except as provided in Section 11, the Participant's and Beneficiaries'
interests in the Deferral Accounts may not be anticipated, sold, encumbered, pledged, mortgaged, charged, transferred, alienated, assigned nor become subject to execution, garnishment or attachment.

     (f) For purposes of the Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight delivery service providing for a signed return receipt, addressed to the Participant at the home address set forth in the Company's records and to the Company at the address of its principal offices, provided that all notices to the Company shall be directed to the attention of the Chief Financial Officer of the Company or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon its receipt.

     (g) The Plan, and the documents referenced herein, contain the entire understanding between the Company and the Participant with respect to the payment of non-qualified elective deferred compensation by the Company to the Participant.

     (h) The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Plan or of any part hereof.

     (i) In the event any one or more provisions of the Plan are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

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